________________________________________ (1) Refer to the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for additional information. for additional information. (2) Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers. Exhibit 99.1 April 25, 2023 FOR IMMEDIATE RELEASE Contact: Aircastle Advisor LLC Jim Connelly, SVP ESG & Corporate Communications Tel: +1-203-504-1871 jconnelly@aircastle.com Aircastle Announces Fourth Quarter and Full Year 2022 Results Three Months Ended February 28, 2023 • Net income of $14 million compared to $216 million net loss in fourth quarter 2021(1) • Total revenues of $189 million and Adjusted EBITDA(2) of $180 million • Acquired 7 aircraft for $296 million; 6 of which were new technology aircraft including 1 A320neo, 1 A321neo, 1 737MAX8, and 3 Embraer E2s • Sold 8 aircraft for proceeds of $92 million and a gain on sale of flight equipment of $4 million Full Year Ended February 28, 2023 • Cash flows from operations increased 17% compared to fiscal year 2021 • Acquired 22 aircraft during the fiscal year 2022 for $914 million; new technology composed 77% of NBV acquired; converted 3 737-800 to freighter • Sold 25 aircraft and other flight equipment for proceeds of $426 million and a total gain on sale of $71 million; average age of aircraft sold was 17 years • Executed 187 transactions for the fiscal year, comprised of lease agreements, amendments, extensions, purchases and sales Liquidity • Raised $850 million in new financings from a $450 million secured aircraft financing facility and $400 million for new or upsized revolving credit facilities

- As of April 3, 2023, total liquidity of $2.0 billion includes $1.4 billion of undrawn credit facilities, $0.5 billion of projected adjusted operating cash flows through April 1, 2024, and $0.1 billion of unrestricted cash, and
- We have 209 unencumbered aircraft with a net book value of $5.5 billion

Mike Inglese, Aircastle's Chief Executive Officer, commented, "We're proud to finish fiscal 2022 with a return to profitability and increased trading while navigating challenging macroeconomics. Despite the competitive market for new technology aircraft, our team successfully completed just over $900 million in new acquisitions, over three-quarters of which were new technology. Meanwhile, our capital markets team also worked through the volatile interest rate environment and sourced $850 million in new financing."

Mr. Inglese concluded, "Our partnership with the Marubeni Corporation and Mizuho Leasing has just marked its three year anniversary. During 2022, this relationship continued to deliver on expanded market access and credit rating support. Our unique ownership, along with a limited forward order book and our ability to quickly raise and deploy capital, we are well positioned for disciplined future growth."

Aviation Assets

As of February 28, 2023, Aircastle owned 239 aircraft and other flight equipment having a net book value of $6.6 billion. We also manage 9 aircraft with a net book value of $285 million on behalf of our joint venture with Mizuho Leasing.

Owned Aircraft	**As of February 28, 2023[(1)]**	**As of February 28, 2022[(1)]**
Net Book Value of Flight Equipment ($ mils.)	$ 6,635	$ 6,464
Net Book Value of Unencumbered Flight Equipment ($ mils.)	$ 5,469	$ 5,352
Number of Aircraft	239	251
Number of Unencumbered Aircraft	209	219
Number of Lessees	73	81
Number of Countries	44	45
Weighted Average Fleet Age (years)[(2)]	9.7	10.2
Weighted Average Remaining Lease Term (years)[(2)]	5.3	4.9
Weighted Average Fleet Utilization for the fourth quarter[(3)]	94.6 %	95.6 %
Weighted Average Fleet Utilization for the year ended[(3)]	94.8 %	94.2 %
Managed Aircraft on behalf of Joint Ventures		
Net Book Value of Flight Equipment ($ mils.)	$ 285	$ 298
Number of Aircraft	9	9

(1) Excludes nine aircraft that remain in Russia with zero Net Book Value - see "Update on Russian Invasion of Ukraine" above and Note 3 in the Notes to Consolidated Financial Statements.

(2) Weighted by Net Book Value.

(3) Aircraft on-lease days as a percent of total days in period weighted by Net Book Value.

_______________ (1) Refer to the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for additional information. Conference Call In connection with this press release, management will host a conference call on Tuesday, April 25, 2023, at 9:00 A.M. Eastern Time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing +1 (877) 870-4263 (from within the U.S. and Canada) or +1 (412) 317-0790 (outside the U.S. and Canada) ten minutes prior to the scheduled start. Please reference our company name “Aircastle” when prompted by the operator. A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. For those who are not available to listen to the live call, a replay will be available on Aircastle's website shortly after the live call. About Aircastle Limited Aircastle Limited acquires, leases, and sells commercial jet aircraft to airlines throughout the world. As of February 28, 2023, Aircastle owned and managed on behalf of its joint ventures 248 aircraft leased to 73 customers located in 44 countries. Safe Harbor All statements in this press release, other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our proposed public offering of notes and our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA and Adjusted EBITDA and the global aviation industry and aircraft leasing sector. Words such as "anticipates," "expects," "intends," "plans," "projects," "believes," "may," "will," "would," "could," "should," "seeks," "estimates" and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this press release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle's filings with the SEC and previously disclosed under "Risk Factors" in Item 1A of Aircastle's most recent Form 10-K and any subsequent filings with the SEC. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Aircastle Limited and Subsidiaries Consolidated Balance Sheets (Dollars in thousands, except share data) February 28, 2023 2022 ASSETS Cash and cash equivalents $ 231,861 $ 167,891 Restricted cash and cash equivalents — 2,791 Accounts receivable 12,855 63,666 Flight equipment held for lease, net 6,567,606 6,313,950 Net investment in leases, net 67,694 150,325 Unconsolidated equity method investment 40,505 38,317 Other assets 346,330 356,326 Total assets $ 7,266,851 $ 7,093,266 LIABILITIES AND SHAREHOLDERS’ EQUITY LIABILITIES Borrowings from secured financings, net of debt issuance costs $ 752,298 $ 684,039 Borrowings from unsecured financings, net of debt issuance costs 3,842,454 3,835,841 Accounts payable, accrued expenses and other liabilities 206,473 177,424 Lease rentals received in advance 66,816 37,361 Security deposits 61,734 69,189 Maintenance payments 465,618 459,713 Total liabilities 5,395,393 5,263,567 Commitments and Contingencies SHAREHOLDERS’ EQUITY Preference shares, $0.01 par value, 50,000,000 shares authorized, 400 (aggregate liquidation preference of $400,000) shares issued and outstanding at February 28, 2023 and 2022 — — Common shares, $0.01 par value, 250,000,000 shares authorized, 14,048 shares issued and outstanding at February 28, 2023 and 2022 — — Additional paid-in capital 1,878,774 1,878,774 Retained earnings (accumulated deficit) (7,316) (49,075) Total shareholders’ equity 1,871,458 1,829,699 Total liabilities and shareholders’ equity $ 7,266,851 $ 7,093,266

Aircastle Limited and Subsidiaries Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) (Dollars in thousands, except per share amounts) (Unaudited) Three Months Ended February 28, Year Ended February 28, 2023 2022 2023 2022 Revenues: Lease rental revenue $ 153,520 $ 169,434 $ 586,508 $ 595,236 Direct financing and sales-type lease revenue 2,080 2,356 9,030 10,733 Amortization of lease premiums, discounts and incentives (5,905) (164) (20,574) (20,190) Maintenance revenue 34,312 70,826 138,099 152,030 Total lease revenue 184,007 242,452 713,063 737,809 Gain on sale of flight equipment 3,651 8,057 70,860 26,001 Other revenue 1,716 4,336 12,110 5,977 Total revenues 189,374 254,845 796,033 769,787 Operating expenses: Depreciation 86,367 87,220 332,663 337,528 Interest, net 52,968 50,387 204,606 214,352 Selling, general and administrative 21,499 17,624 76,857 66,338 Provision for credit losses (36) (40) 1,507 930 Impairment of flight equipment 17,644 341,324 85,623 452,250 Maintenance and other costs 5,186 6,891 22,196 31,166 Total operating expenses 183,628 503,406 723,452 1,102,564 Other income (expense): Loss on extinguishment of debt (173) — (636) (14,156) Other 10,819 — 14,092 57,682 Total other income 10,646 — 13,456 43,526 Income (loss) from continuing operations before income taxes and earnings of unconsolidated equity method investments 16,392 (248,561) 86,037 (289,251) Income tax provision (benefit) 3,134 (30,875) 25,466 (7,998) Earnings of unconsolidated equity method investment, net of tax 408 1,834 2,188 3,044 Net income (loss) $ 13,666 $ (215,852) $ 62,759 $ (278,209) Preference share dividends (10,500) (10,501) (21,000) (16,159) Net income (loss) available to common shareholders $ 3,166 $ (226,353) $ 41,759 $ (294,368) Total comprehensive income (loss) available to common shareholders $ 3,166 $ (226,353) $ 41,759 $ (294,368)

Aircastle Limited and Subsidiaries Consolidated Statements of Cash Flows (Dollars in thousands) (Unaudited) Year Ended February 28, 2023 2022 Cash flows from operating activities: Net income (loss) $ 62,759 $ (278,209) Adjustments to reconcile net loss to net cash and restricted cash provided by operating activities: Depreciation 332,663 337,528 Amortization of deferred financing costs 14,338 16,267 Amortization of lease premiums, discounts and incentives 20,574 20,190 Deferred income taxes 13,690 (9,386) Collections on net investments in leases 6,505 14,297 Security deposits and maintenance payments included in earnings (66,194) (123,969) Gain on the sale of flight equipment (70,860) (26,001) Loss on extinguishment of debt 636 14,156 Impairment of flight equipment 85,623 452,250 Provision for credit losses 1,507 930 Other (2,211) (3,043) Changes on certain assets and liabilities: Accounts receivable 17,338 16,948 Other assets (12,510) (29,963) Accounts payable, accrued expenses and other liabilities 4,278 (5,716) Lease rentals received in advance 29,601 (23,414) Net cash and restricted cash provided by operating activities 437,737 372,865 Cash flows from investing activities: Acquisition and improvement of flight equipment (994,040) (795,426) Proceeds from sale of flight equipment 426,454 210,718 Aircraft purchase deposits and progress payments, net of returned deposits and aircraft sales deposits 28,393 (202) Distributions from unconsolidated equity method investment in excess of earnings — 104 Other 1,319 (1,694) Net cash and restricted cash used in investing activities (537,874) (586,500) Cash flows from financing activities: Net proceeds from preference share issuance — 392,997 Proceeds from secured and unsecured debt financings 493,848 20,000 Repayments of secured and unsecured debt financings (420,372) (646,943) Deferred financing costs (13,242) (5,339) Debt extinguishment costs (310) (13,372) Security deposits and maintenance payments received 142,699 88,891 Security deposits and maintenance payments returned (20,307) (26,857) Dividends paid (21,000) (5,658) Net cash and restricted cash provided by (used in) financing activities 161,316 (196,281) Net increase (decrease) in cash and restricted cash: 61,179 (409,916) Cash and restricted cash at beginning of year 170,682 580,598 Cash and restricted cash at end of year $ 231,861 $ 170,682

Aircastle Limited and Subsidiaries Reconciliation of GAAP to Non-GAAP Measures EBITDA and Adjusted EBITDA Reconciliation (Dollars in thousands) (Unaudited) Three Months Ended February 28, Year Ended February 28, 2023 2022 2023 2022 Net income (loss) $ 13,666 $ (215,852) $ 62,759 $ (278,209) Depreciation 86,367 87,220 332,663 337,528 Amortization of lease premiums, discounts and incentives 5,905 164 20,574 20,190 Interest, net 52,968 50,387 204,606 214,352 Income tax provision (benefit) 3,134 (30,875) 25,466 (7,998) EBITDA 162,040 (108,956) 646,068 285,863 Adjustments: Impairment of flight equipment 17,644 341,324 85,623 452,250 Loss on extinguishment of debt 173 — 636 14,156 Adjusted EBITDA $ 179,857 $ 232,368 $ 732,327 $ 752,269 ______________ We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-U.S. GAAP measure is helpful in identifying trends in our performance. This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals, as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed. EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the Board of Directors to review the consolidated financial performance of our business. We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.